UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
OMB APPROVAL
OMB Number:3235-0060
Expires: March 31, 2021
Estimated average burden
hours per response. . .5.71
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : September 21, 2018

Achison Inc
(Exact name of registrant as specifi ed in its charter)

New York
(State or other jurisdiction of incorporation or organization)

0001672571
(Commissions File Number)

47-2643986
(I.R.S. Employer Identification Number)

3906 Main Street, 207, Flushing, NY11354
Address of principal executive offi ces)      (Zip Code)

Registrant's telephone number, including area code: 646-508-6285

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02

On September 21, 2018, Ms. Liuyan Li was apointed to be the vice-president of Achison Inc.

Ms. Liuyan Li is the director of the Director Board of Achison Inc, and she has 29 years experiences to run businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Wanjun Xie
Wanjun Xie, President
Date: September 25, 2018